SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant ( X )
Filed by a Party other than the Registrant ( )


Check the appropriate line:

____ Preliminary Proxy Statement
____ Confidential, for use of the Commission only (as permitted by Rule 14a-
     6(e)(2))
_X__ Definitive Proxy Statement
____ Definitive Additional Materials
____ Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                         CENTRAL ILLINOIS LIGHT COMPANY
                (Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate line):

_X__ No fee required.

____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

____ Fee paid previously with preliminary materials.

____ Check line if any part of the fee is offset as  provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

[GRAPHIC OMITTED][GRAPHIC OMITTED]
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT OF
CENTRAL ILLINOIS LIGHT COMPANY


         Time and Date:

         9:00 a.m.
         Tuesday
         May 20, 2003

         Place:

         One Ameren Plaza
         1901 Chouteau Avenue
         St. Louis, Missouri


IMPORTANT

     Admission to the meeting will be by ticket only. If you plan to attend, please advise the Company in your proxy vote by checking the appropriate box on the proxy card. Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.


     Please vote by proxy via the enclosed proxy card even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

CENTRAL ILLINOIS LIGHT COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of

           CENTRAL ILLINOIS LIGHT COMPANY

     We will hold the Annual Meeting of Shareholders of Central Illinois Light Company at One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri, on Tuesday, May 20, 2003, at 9:00 a.m., for the purposes of

     (1)  electing directors of the Company for terms ending in April 2004; and

     (2)  acting on other proper business presented to the meeting.

     The Board of Directors of the Company presently knows of no other business to come before the meeting.

     If you owned shares of the Company's capital stock at the close of business on March 31, 2003, you are entitled to vote at the meeting and at any adjournment thereof. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

     You may vote by signing and returning the enclosed proxy card in the enclosed envelope. Your prompt vote by proxy will reduce expenses. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the President and the Board of Directors.

                                             STEVEN R. SULLIVAN
                                             Secretary
St. Louis, Missouri
April 23, 2003

PROXY STATEMENT OF
CENTRAL ILLINOIS LIGHT COMPANY


(First sent or given to shareholders April 23, 2003)

Principal Executive Offices:
300 Liberty Street, Peoria, IL  61602

     This solicitation of proxies is made by the Board of Directors of Central Illinois Light Company, d/b/a AmerenCILCO ("CILCO" or the "Company") on behalf of the Company, for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 2003, and at any adjournment thereof.

     CILCO is a direct first tier subsidiary of CILCORP Inc. ("CILCORP"), which, prior to the consummation of the acquisition described below, was a direct first tier subsidiary of The AES Corporation ("AES"). On April 29, 2002, AES announced that it had entered into an agreement with Ameren Corporation ("Ameren") to sell 100% of the ownership interests in CILCORP and its subsidiaries, including the Company, to Ameren. On January 31, 2003, Ameren consummated the acquisition from AES of all the common stock of CILCORP (the "Acquisition"). As of the date of this Proxy Statement, CILCORP and previously-owned companies Central Illinois Public Service Company, d/b/a AmerenCIPS ("CIPS"), Union Electric Company, d/b/a AmerenUE ("Union Electric"), Ameren Services Company ("Ameren Services"), AmerenEnergy Resources Company ("AER"), and AmerenEnergy, Inc. ("AE") are principal first tier subsidiaries of Ameren, a holding company. AER is the parent company of AmerenEnergy Generating Company ("AEG").

     The Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K of the Company for the year ended December 31, 2002, is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card, to all shareholders of record at the close of business on March 31, 2003, which is the record date for the determination of shareholders entitled to vote at the meeting.

                                     VOTING

Who Can Vote

     Only shareholders of record at the close of business on the record date, March 31, 2003, are entitled to vote at the meeting. The voting securities of the Company on the record date consisted of (1) 13,563,871 shares of common stock, without par value, all of which were owned by CILCORP,
(2) 191,204 shares of preferred stock, $100 par value per share, and (3) 220,000 shares of Class A preferred stock, without par value. In order to conduct the meeting, holders of more than one-half of the outstanding shares must be present in person or represented by proxy so that there is a quorum. It is important that you vote promptly so that your shares are counted toward the quorum. Each shareholder is entitled to one vote for each share of stock of the Company held (whether common or preferred), on each matter submitted to a vote at the meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or those votes may be distributed among any two or more nominees. The proxies seek discretionary authority to cast cumulative votes in the election of directors.

     Shares registered in the name of a broker or other nominee that are voted on any matter will be included in determining whether a quorum is present at the meeting. Withheld votes, abstentions and non-votes by banks and brokers will not be included in tabulating the number of votes cast.

     The Board of Directors has adopted a confidential voting policy for proxies.

How You Can Vote

     By Proxy. Before the meeting, you can give a proxy to vote your shares of the Company's capital stock by completing and signing the enclosed proxy card and mailing it in time to be received before the meeting.

     If you mail us your properly completed and signed proxy card, your shares of the Company's capital stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board of Directors - FOR the Board of Director's nominees for director Item (1). On any other matters, the named proxies will use their discretion.

     In Person. You may come to the meeting and cast your vote there. Only shareholders of record at the close of business on the record date, March 31, 2003, are entitled to vote at the meeting.

How You Can Revoke Your Proxy

     You may revoke your proxy at any time after you give it and before it is voted by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

                             ITEMS TO BE CONSIDERED

Item (1):  Election of Directors

     Eleven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are elected and qualified. In January 2003, the Board of Directors amended the Company's by-laws to permit an increase in the number of directors from between three and seven to between three and twelve. Simultaneously with the Acquisition, all the directors of the Company resigned, except Mr. S.A. Cisel, and new directors were appointed in accordance with the by-laws to serve as directors until the Annual Meeting. The nominees for election at the Annual Meeting designated by Ameren's Nominating and Corporate Governance Committee are listed below with information about their principal occupations and backgrounds. All of the nominees, except Mr. D.R. Oberhelman, have served as directors of the Company since January 31, 2003. Mr. Oberhelman is also a nominee for election to the boards of Ameren, CIPS and Union Electric at their annual meetings on April 22, 2003.

PAUL A. AGATHEN

     Senior Vice President of the Company, Union Electric, CIPS, AEG, Ameren Services and CILCORP. Mr. Agathen was employed by Union Electric in 1975 as an attorney. He was named General Attorney of Union Electric in 1982 and Vice President, Environmental and Safety in 1994. He was elected to his present position at Ameren Services in 1997, at Union Electric, CIPS and AEG in 2001 and at CILCORP and CILCO in 2003. Director of the Company since 2003. Other directorships: CIPS (since 1997); Union Electric (since 1998); AEG (since 2000); CILCORP (since 2003). Age: 55.

WARNER L. BAXTER

     Senior Vice President of the Company, Ameren, Union Electric, CIPS, AEG, Ameren Services and CILCORP. From 1983 to 1995, Mr. Baxter was employed by Price Waterhouse (now PricewaterhouseCoopers
LLP). Mr. Baxter joined Union Electric in 1995 as Assistant Controller. He was promoted to Controller of Union Electric in 1996 and was elected Vice President and Controller of Union Electric, Ameren and Ameren Services in 1998. He was elected Vice President and Controller of CIPS in 1999 and of AEG in 2000. Mr. Baxter was elected to his present position at Ameren, Union Electric, CIPS, Ameren Services and AEG in 2001 and at CILCORP and CILCO in 2003. Director of the Company since 2003. Other directorships: Union Electric (since 1999); CIPS (since 1999); AEG (since 2001); CILCORP (since 2003). Age: 41.

SCOTT A. CISEL

     Vice President and Chief Operating Officer of the Company. Mr. Cisel joined the Company in 1975 and advanced through various management positions in sales and customer service. He was appointed Manager, Rates, Sales & Customer Service in 1988 and Director - Corporate Sales in 1993. Mr. Cisel was elected Vice President of Sales and Marketing, and Federal and State Governmental and Regulatory Activities in 1995. He became leader of CILCO's Sales and Marketing Business Unit in 1999 and was named Senior Vice President and leader of CILCO's Sales and Marketing Business Unit in 2001. He was elected to his present position at the Company in 2003. Director of the Company since 1998. Age: 49.

RICHARD A. LIDDY

     Retired Chairman of GenAmerica Financial Corporation, which provides life, health, pension, annuity and related insurance products and services. Mr. Liddy joined GenAmerica as President and Chief Operating Officer in 1988 and became Chairman of GenAmerica Financial Corporation in 1995. Mr. Liddy is a member of the Auditing Committee of the Company's Board of Directors and the Human Resources Committee of Ameren's board of directors. Director of the Company since 2003. Other directorships: Ameren (since 1997); CILCORP (since 2003); Brown Shoe Company, Inc.; Ralcorp Holdings Inc.; Energizer Holdings, Inc. Age:
67.

RICHARD A. LUMPKIN

     Chairman of Consolidated Communications, Inc., a telecommunications holding company. Mr. Lumpkin assumed his present position as Chairman of Consolidated Communications, Inc. on January

1, 2003 upon that company's acquisition of the former Illinois Consolidated Telephone Company from McLeodUSA Incorporated. Prior to the acquisition, Mr. Lumpkin had served as President of Illinois Consolidated Telephone Company since 1977 and Chairman and Chief Executive Officer of that company since 1990. As a result of a September 1997 merger, he also had served as Vice Chairman of McLeodUSA Incorporated until April 2002. In order to complete a recapitalization, McLeodUSA Incorporated filed, in January 2002, a prenegotiated plan of reorganization through a Chapter 11 bankruptcy petition filed in the United States Bankruptcy Court for the District of Delaware. In April 2002, McLeodUSA Incorporated's plan of reorganization became effective and it emerged from Chapter 11 protection. Mr. Lumpkin is a member of the Auditing Committee of the Company's Board of Directors. Director of the Company since 2003. Other directorships: Ameren (since 1997); CILCORP (since 2003); First Mid-Illinois Bancshares, Inc.; First Mid-Illinois Bank & Trust. Age: 68.

PAUL L. MILLER, JR.

     President and Chief Executive Officer of P. L. Miller & Associates, a management consultant firm which specializes in strategic and financial planning for privately held companies and distressed businesses and in international business development. He is also a principal in a financial advisory firm for small to middle market companies. Mr. Miller has served as president of an international subsidiary of an investment banking firm, and for over 20 years was president of consumer product manufacturing and distribution firms. He is a member of the Auditing Committee of the Company's Board of Directors. Director of the Company since 2003. Other directorships: Ameren (since 1997); CILCORP (since 2003). Age: 60.

CHARLES W. MUELLER

     Chairman of the Company and CILCORP and Chairman and Chief Executive Officer of Ameren, Union Electric and Ameren Services. Mr. Mueller began his career with Union Electric in 1961 as an engineer. He was named Treasurer in 1978, Vice President-Finance in 1983, Senior Vice President-Administrative Services in 1988, President in 1993 and Chief Executive Officer in 1994. Mr. Mueller was elected Chairman, President and Chief Executive Officer of Ameren in 1997. He relinquished his position as President of Ameren, Union Electric and Ameren Services in 2001. He was elected Chairman of CILCORP and CILCO in 2003. Director of the Company since 2003. Mr. Mueller is Chairman of the Federal Reserve Bank of St. Louis. Other directorships:

Union Electric (since 1993); Ameren (since 1997); CIPS (since 1999); CILCORP (since 2003); Angelica Corporation. Age: 64.

DOUGLAS R. OBERHELMAN

     Group President of Caterpillar Inc., the world's largest maker of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Mr. Oberhelman joined Caterpillar in 1975. He held financial and marketing positions in North and South America before his appointment as Managing Director of Shin Caterpillar Mitsubishi Ltd. (Tokyo) in 1991. He was elected as a Vice President in 1995, when he served as the company's Chief Financial Officer. In 1998, he accepted leadership of Caterpillar's Engine Products Division. Mr. Oberhelman was elected a Group President in 2001 with responsibility for Caterpillar's Asia-Pacific Division, global purchasing, and financial and legal services. Age: 50.

GARY L. RAINWATER

     President of the Company and CILCORP, President and Chief Executive Officer of CIPS and President and Chief Operating Officer of Ameren, Union Electric and Ameren Services. Mr. Rainwater began his career with Union Electric in 1979 as an engineer. He was named General Manager-Corporate Planning in 1988 and Vice President in 1993. Mr. Rainwater was elected Executive Vice President of CIPS in January 1997 and was named to his present position as President and Chief Executive Officer of CIPS in December 1997. He was elected President of AER in 1999 and of AEG in 2000. He was elected President and Chief Operating Officer of Ameren, Union Electric and Ameren Services in 2001 at which time he relinquished his position as President of AER and AEG. He was elected to his present position at CILCORP and CILCO in 2003. Director of the Company since 2003. Other directorships: CIPS (since 1997); Union Electric (since 1998); CILCORP (since
2003). Age: 56.

HARVEY SALIGMAN

     Partner of Cynwyd Investments, a family real estate partnership. Mr. Saligman also served in various executive capacities in the consumer products industry for more than 35 years. He is a member of the Auditing Committee of the Company's Board of Directors. Director of the Company since 2003. Other directorships: Ameren (since 1997); CILCORP (since 2003). Age: 64.

THOMAS R. VOSS

     Senior Vice President of the Company, Union Electric, CIPS, AEG, Ameren Services and CILCORP. Mr. Voss began his career with Union Electric in 1969 as an engineer. After four years of military service, he returned to Union Electric and from 1975 to 1988, held various positions including district manager and distribution operating manager. Mr. Voss was elected Vice President of CIPS in 1998. Mr. Voss was elected to his present position at Union Electric, CIPS and Ameren Services in 1999, at AEG in 2001 and at CILCORP and CILCO in 2003. Director of the Company since 2003. Other directorships: Union Electric (since
2001); CIPS (since 2001); CILCORP (since 2003). Age: 55.

     The eleven nominees for director who receive the most votes will be elected.

     The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board of Directors.

Certain Relationships and Related Transactions

     Director nominees Messrs. Agathen, Baxter, Cisel, Mueller, Rainwater and Voss are each executive officers of the Company or its affiliates and have been determined by the Board of Directors to have a material relationship with the Company. Director nominees Liddy, Lumpkin, Miller, Oberhelman and Saligman are not executive officers or employees of the Company or its affiliates. The Board of Directors has determined that none of the non-employee director nominees have a material relationship with the Company.

     Mr. Douglas R. Oberhelman is an executive officer of Caterpillar Inc., which has commercial relationships with the Company with respect to providing both regulated public utility energy services and unregulated energy services. During 2002, revenues from transactions with Caterpillar aggregated approximately $25 million excluding revenues from the supply of regulated public utility services and revenues based on competitive bid transactions. These transactions, many of which are for multiple year terms, were entered into at arms length and did not exceed 5% of the Company's consolidated gross revenues for fiscal year 2002. Applying this percentage of revenues test, the Board of Directors has determined that Mr. Oberhelman does not have a material relationship with the Company. In 2003, an existing contract between the

Company and Caterpillar for the supply of regulated public utility energy services will expire and is expected to be replaced with a multi-year contract with an unregulated affiliate of the Company that will provide annual revenues of approximately $11 million. This transaction will not cause unregulated revenues from Caterpillar to exceed 5% of the Company's consolidated gross revenues for fiscal year 2003.

Board Meetings, Age Policy, Board Committees and Directors' Compensation

     Board Meetings. During 2002, the Board of Directors met or acted by unanimous written consent without a meeting 17 times. All directors attended or participated in more than 75% of the total number of the meetings of the Board of Directors for which they were eligible.

     Age Policy. In January 2003, the Board of Directors amended the Company's by-laws to change the age policy for directors. The new policy provides that directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at that annual meeting. In addition, the new policy provides that the eligibility of former employees is limited to the date upon which they retire, resign or otherwise sever active employment with the Company.

     Board Committees of the Company. Prior to the Acquisition, the Board of Directors did not have any standing committees. Effective with the Acquisition, the Board of Directors created an Auditing Committee consisting of Messrs. Richard A. Liddy, Richard A. Lumpkin, Paul L. Miller, Jr., Harvey Saligman and James W. Wogsland. Mr. Wogsland will not stand for election as a director. Upon their election, at least three of the non-employee director nominees will be appointed as the Company's Auditing Committee. In March 2003, the Board of Directors created an Executive Committee consisting of Messrs. Warner L. Baxter, Charles W. Mueller and Gary L. Rainwater.

     CILCO is a "controlled company" of its ultimate parent, Ameren, as defined by the New York Stock Exchange listing standards. As such, the board committees of Ameren (including its Human Resources Committee and Nominating and Corporate Governance Committee) will perform committee functions for the Company's Board of Directors. Each of the members of Ameren's Human Resources Committee and Nominating and Corporate Governance Committee and each of the members of the Company's Auditing Committee is "independent" as defined by the New York Stock Exchange listing standards.

     In 2003, the Company's Board of Directors adopted a written charter for the Auditing Committee that takes into account the adoption of the Sarbanes-Oxley Act of 2002. A copy of the written charter is attached hereto as Appendix A.

     The general functions of the Company's Auditing Committee include: (1) reviewing with management and the independent accountants the adequacy of the Company's system of internal accounting controls; (2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) reviewing with management and the independent accountants the Company's annual audited financial statements and recommending to the Board of Directors the inclusion of such financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; (4) reviewing with management and the independent accountants the Company's quarterly financial statements; (5) reviewing with management and the independent accountants any earnings press releases; (6) appointing, compensating and overseeing of independent accountants and pre-approving audit and other services they perform; and (7) reviewing the scope of audits and annual budget of the internal auditors.

     The Company's Executive Committee has such duties as may be delegated to it from time to time by the Board of Directors and has authority to act on most matters concerning management of the business during intervals between Board meetings.

     Ameren's Human Resources Committee considers the qualifications of executive personnel and recommends changes therein, reviews the compensation of the Chief Executive Officers and other officers of Ameren and its subsidiaries and considers and acts on important policy matters affecting personnel. Ameren's Human Resources Committee held three meetings in 2002.

     Ameren's Nominating and Corporate Governance Committee (renamed in December
2002) reviews and makes recommendations to the Ameren board about the governance processes of Ameren and its subsidiaries, and considers and recommends for board approval candidates for the boards of directors of Ameren and its subsidiaries, as recommended by management, other members of the board, shareholders and other interested parties. For a description of the procedure to be followed by shareholders in submitting recommendations for director nominees, please refer to "Shareholder Proposals" on page 30 of this Proxy Statement. Ameren's Nominating and Corporate Governance Committee held two meetings in 2002.

     Directors' Compensation. SEC rules require this Proxy Statement to include information about directors' compensation for 2002 when it was controlled by AES. Policies in place in 2002 will not necessarily continue for 2003.

     Prior to the  Acquisition,  directors  received no  compensation  for their services as Company directors. Following the Acquisition, directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. Each non-employee director nominee of CILCO (Messrs. Liddy, Lumpkin, Miller, Saligman and Oberhelman) is currently also a non-employee director or director nominee of Ameren.

     Non-employee directors receive an annual retainer and meeting fees for their services as directors of Ameren. Under Ameren's optional deferred compensation plan for directors, non-employee directors of Ameren and its subsidiaries may choose to defer all or part of their annual retainer and meeting fees. Deferred amounts, plus an interest factor, are used to provide payout distributions following completion of board service and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the purchase of life insurance on the participants, with Ameren being the owner and beneficiary of the insurance policies.

Item (2):  Other Matters

     The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.

                               SECURITY OWNERSHIP

Securities of the Company

     All of the outstanding shares of the Company's common stock (13,563,871 shares) are owned by CILCORP, 300 Liberty Street, Peoria, IL 61602. CILCORP is a wholly-owned subsidiary of Ameren as a result of the Acquisition that resulted in an indirect change in control of the Company. The Acquisition was valued at approximately $1.4 billion. Ameren assumed approximately $900 million of CILCORP debt and preferred stock and other obligations and paid the balance in cash for the stock of CILCORP, along with certain other assets.

     None of the Company's 191,204 shares of preferred stock or 220,000 shares of Class A preferred stock currently outstanding were owned by directors, nominees for director or executive officers of the

Company as of February 1, 2003. Five shares of preferred stock, which represent less than 0.003% of the outstanding shares of that class, were held as of February 1, 2003 by Thomas S. Romanowski, one of the five most highly compensated executive officers for the Company's 2002 fiscal year. To the knowledge of the Company, there are no beneficial owners of five percent or more of the outstanding shares of any preferred stock as of February 1, 2003, but no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Securities of Ameren

     The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren common stock as of February 1, 2003 for (i) each director and nominee for director of the Company, (ii) the Company's President and chief executive officer and the four other executive officers of the Company expected to be the most highly compensated for the Company's 2003 fiscal year (the "Ameren Named Executive Officers"), and (iii) all current executive officers, directors and nominees for director as a group. The table below does not include information regarding the persons who were president and chief executive officer of the Company and the four other most highly compensated executive officers for the Company's 2002 fiscal year (the "AES Named Executive Officers"), which was prior to the Acquisition.


                                             Number of
                                              Shares of
                                            Common Stock             Percent
            Name                          Beneficially Owned<F1>     Owned<F2>
    ----------------------              ------------------------    ----------
    Paul A. Agathen                             87,898                 *
    Warner L. Baxter                            35,945                 *
    Scott A. Cisel                                   -                 *
    Richard A. Liddy                             9,279                 *
    Richard A. Lumpkin                           5,291                 *
    Paul L. Miller, Jr.                          4,628                 *
    Charles W. Mueller                         258,126                 *
    Douglas R. Oberhelman                            -                 *
    Gary L. Rainwater                           79,697                 *
    Garry L. Randolph                           42,575                 *
    Harvey Saligman                              5,566                 *
    Thomas R. Voss                              40,199                 *
    James W. Wogsland<F3>                        3,589                 *

    All directors, nominees for                732,109                 *
    director and executive officers
    as a group (20 persons)

* Less than one percent

                                       11



       Footnotes to Securities of Ameren Table (Cont.)

       <F1>    This column lists voting securities,  including  restricted stock held by executive officers over which the officers have voting power but no investment power. Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 73,275; Mr. Baxter, 29,050; Mr. Mueller, 214,375; Mr.
               Rainwater, 56,575; Mr. Randolph, 30,350; and Mr. Voss, 29,437. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if that director, nominee for director or executive officer does not claim beneficial ownership.

       <F2>    For each  individual and group included in the table,  percentage ownership is calculated by dividing the number of shares beneficially owned by that person or group as described above by the sum of the 159,716,534 shares of Ameren common stock outstanding on February 1, 2003 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of February 1, 2003, including, but not limited to, upon the exercise of options.

       <F3>    Mr. Wogsland will not stand for election as a director.


     The address of all persons listed above is c/o Central Illinois Light Company, 300 Liberty Street, Peoria, IL 61602.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of their ownership of the Company's preferred stock and, in some cases, of its ultimate parent's common stock, and of changes in that ownership to the SEC and the New York Stock Exchange. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. To the best of the Company's knowledge, all required reports were filed on time and all transactions by those persons who were the Company's directors and executive officers during 2002 were reported on time during 2002. Any reports due during 2002 relating to common stock would have been with respect to AES common stock.

                             EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following reports on Executive Compensation shall not be deemed to be incorporated by reference into any such filings.

     SEC regulations require that information regarding the compensation during 2002 and prior years for the AES Named Executive Officers be included in this Proxy Statement. Except for Mr. Cisel, none of the AES Named Executive Officers remains an officer of the Company as of the date of this Proxy Statement. Furthermore, compensation of the Company's executive officers was set according to policy of AES prior to the Acquisition. Following the Acquisition, compensation policy will be set by Ameren. The information below under the subcaption "AES Executive Compensation" is derived from information provided to the Company by AES and is not part of the report of the Ameren Human Resources Committee.

                           AES Executive Compensation

     The following discussion applies to compensation policy applied by AES to its subsidiaries during 2002, but is not indicative of compensation policy that will apply to the Company during 2003.

     No options were granted in fiscal year 2002 to any AES Named Executive Officer. The AES Board of Directors approved a long-term compensation award for Mr. Leonard M. Lee effective February 12, 2003, which included stock option grants subject to shareholder approval as part of AES's newly revised 2003 Long-Term Compensation Plan (the "2003 LTC Plan"), which will cover 2003-2005. AES will reflect these stock option grants in its 2004 Proxy Statement as 2003 compensation.

AES Report on Executive Compensation

     Prior to the Acquisition, the Company's executive officer compensation program was modeled after the AES compensation program. Responsibilities of the Compensation Committee of the AES Board of Directors included establishing policies governing the compensation of officers of the Company. The Compensation Committee was composed of three non-employee directors.

     The Compensation Committee's principal objective in establishing compensation policies was to develop and administer a comprehensive program designed to attract and retain outstanding managers. The policies were designed to encourage such managers to make career commitments to the Company and to accomplish the Company's short and long term business objectives.

     The Compensation Committee's guidelines for compensation of executive officers were designed to provide fair and competitive levels of total compensation, while integrating pay with performance. Executive officers were evaluated annually for performance according to individual responsibilities and contributions, as well as broader measures related to corporate performance.

     There were three elements of the Company's executive officer compensation (these elements were the same for most employees in the Company): Base Salary, Annual Bonus and Long-Term Compensation.

     The Compensation Committee's guidelines for each component of compensation were to provide compensation that was generally consistent with the Compensation Committee's interpretation of competitive compensation averages for individuals with similar companies with similar financial and operating characteristics. Comparisons were made with published amounts, where available, and, from time to time, AES also participated in various industry-sponsored compensation surveys in addition to the 2002 consultant review described below. Because individual compensation was determined in part by experience and performance, actual compensation may vary from industry averages.

     Base Salary was adjusted annually by the Compensation Committee to account for general economic and cost of living changes. Also, adjustments were made periodically to recognize significant new or additional responsibilities of individual executive officers. In 2002, the Compensation Committee engaged an independent compensation consultant to review the level and mix of executive officer compensation and to assist AES in the redesign of its Long-Term
Compensation policy. Based in part on this review, the Compensation Committee established guidelines for suggested ranges of Base Salary, Annual Bonus and Long-Term Compensation for eligible participants between the 25th to 75th percentiles of similar companies. Based on these guidelines, the Compensation Committee adjusted Base Salaries to be competitive with the information contained in the review performed (in 2002) by the independent consultant.

     Annual Bonuses were reevaluated in 2002 to emphasize specific corporate performance targets. In 2002, bonuses were based 50 percent on meeting business or corporate cash flow targets, 25 percent on meeting cost-cutting targets and 25 percent on other goals such as leadership, values or an officer's business performance with respect to his or her functional area. Targeted ranges for Annual Bonus for different officer job categories or functions were determined from benchmark industry data.

     Some of the AES Named Executive Officers also participated in AES's profit sharing plan (or deferred compensation plan for executive officers) on the same terms as all other people at AES, subject to any legal limitations on amounts that may have been contributed or benefits that may have been payable under the plan. Matching contributions and annual profit sharing contributions were made with the common stock of AES to further encourage long-term performance. In addition, one of the AES Named Executive Officers participated in AES's supplemental retirement plan, which provided supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) of an amount which would be contributed on such individual's behalf under the profit sharing plan (or the deferred compensation plan for executive officers) but was not so contributed because of the limitations contained in the Code.

     In most cases, the Compensation Committee had taken steps to qualify income paid to any executive officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service under Section 162(m) of the Code with respect to qualifying compensation paid to executive officers in excess of $1 million.

AES Compensation Tables

     The following tables set forth compensation information, for the periods indicated, for the AES Named Executive Officers for services rendered in all capacities to the Company and its affiliates as required by SEC regulations.


                         AES SUMMARY COMPENSATION TABLE


                                                                                                  Long-Term
                                                         Annual Compensation                    Compensation
                                           --------------------------------------------         ------------
                                                                              Other              Securities
                                                                             Annual              Underlying          All Other
          Name and                                                         Compensation           Options          Compensation
     Principal Position        Year        Salary($)      Bonus($)             ($)                (#)<F1>            ($)<F2>
-----------------------        ----        ---------      -------          ------------         ------------       ------------
Leonard M. Lee                 2002         210,000       300,000               -                      -             25,689
Chairman & CEO                 2001         210,000             -               -                238,951             22,150
                               2000               -             -               -                      -                  -

Robert J. Sprowls              2002         160,000             -               -                      -              4,714
President                      2001         160,000        45,300               -                 14,644              2,953
                               2000         157,200        75,000               -                  2,000              4,353

Thomas S. Romanowski           2002         158,700        39,700               -                      -              4,761
Chief Financial                2001         158,700        15,870               -                  5,125              4,029
Officer & Treasurer            2000         158,700        39,675               -                      -              4,500

Scott A. Cisel                 2002         145,000             -               -                      -              4,350
Senior Vice President          2001         145,000        10,000               -                 13,724              4,350
                               2000         139,885        32,000               -                  1,800              4,197

James L. Luckey, III           2002         120,000             -               -                      -             10,320
Vice President                 2001         114,000        32,500             486                 22,522             13,500
                               2000          98,000        50,000             240                  1,057             11,270


                                       15



        Footnotes to AES Summary Compensation Table (Cont.)

       <F1>    Of the executive  officers included in this Summary  Compensation
               Table, only Mr. Lee will receive stock option grants effective February 12, 2003 under AES's 2001 Stock Option Plan and 2003 LTC Plan, pending the upcoming shareholder approval of the 2003 LTC Plan. Pursuant to AES's new compensation program, however, such stock option grants are intended as an incentive for future performance, rather than as a reward for past performance. The long-term compensation awards cover the 2003-2005 performance period and are tied to AES's performance as measured against AES business targets. AES will reflect the February 12, 2003 stock option grants in its 2004 Proxy Statement as 2003 compensation.

       <F2>    For Messrs. Lee and Luckey, this column reports  contributions by
               AES to The AES Corporation Profit-Sharing and Stock Ownership Plan. For Mr. Lee it also includes allocations to AES's Supplemental Retirement Plan. Specifically, for Mr. Lee in 2002, the amount contributed to The AES Corporation Profit-Sharing and Stock Ownership Plan was $24,939, and the amount allocated to the Supplemental Retirement Plan was $750. For Mr. Luckey, the amount contributed to The AES Corporation Profit-Sharing and Stock Ownership Plan was $10,320. For Messrs. Cisel, Sprowls and Romanowski, amounts shown in this column for 2002 represent employer contributions to the CILCO Employees' Savings Plan. For the CILCO Employees' Savings Plan, the amounts contributed in 2002 were as follows: Mr. Sprowls $4,714; Mr. Cisel $4,350; and Mr. Romanowski $4,761.

         AGGREGATED AES OPTION EXERCISES IN 2002 AND YEAR-END VALUES<F1>

     The following table provides information on option exercises in 2002 by the AES Named Executive Officers and the value of such officers' unexercised options at December 31, 2002.

                                                                                                     Value of
                               Shares                            Unexercised                       In-the-Money
                              Acquired       Value                 Options                            Options
                                 On        Realized            at Year End(#)                    at Year End($)<F2>
                                                        ------------------------------     ------------------------------
           Name               Exercise(#)     ($)       Exercisable      Unexercisable     Exercisable      Unexercisable
--------------------          ----------   --------     -----------      -------------     -----------      -------------
Leonard M. Lee                    -            -         402,024           17,572                 0                0
Robert J. Sprowls                 -            -          19,378            1,000                 0                0
Thomas S. Romanowski              -            -           5,125                0                 0                0
Scott A. Cisel                    -            -          17,260              900                 0                0
James L. Luckey, III              -            -          25,356              529                 0                0

       <F1>    No options were granted in 2002.

       <F2>    The  amounts in this  column  have been  calculated  based on the difference between the quoted market price of AES's common stock value on December 31, 2002 of $3.02 per share for each security underlying such stock option and the per share exercise price.

Certain Company Plans

     The plans described below pertained to the AES Named Executive Officers in 2002, but these plans will not apply to the Ameren Named Executive Officers.

     Benefit Replacement Plan. The Board of Directors of the Company has established a Benefit Replacement Plan. The Benefit Replacement

Plan provides for payments to participants from the Company's general funds to restore the retirement benefit under the Company's non-contributory Pension Plan for Management, Office and Technical Employees when that benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Code, (2) the indexed compensation limitation of Section 401(a)(17) of the Code, and (3) participation in certain of the Company's deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payments consistent with the timing and forms as provided by the Pension Plan.

     Pension Plan. Pension benefits for employees of the Company and its subsidiaries are provided through the Company's non-contributory Pension Plan for Management, Office and Technical Employees. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement age specified in the Company's Pension Plan is age 65. Retirement between the ages of 55 and 62 results in an appropriate reduction in pension benefits.

     The following table shows the aggregate annual benefits payable upon retirement at normal retirement age under the Company's Pension Plan and under the Benefit Replacement Plan discussed above.

                               Pension Plan Table
                                Years of Service


     Remuneration          15 years           20 years           25 years            30 years           35 years
     ------------          --------           --------           --------            --------           --------
       $200,000            $  42,750         $  57,000           $  71,250           $  85,500          $  99,750
        225,000               48,094            64,125              80,156              96,188            112,219
        250,000               53,438            71,250              89,063             106,875            124,688
        275,000               58,781            78,375              97,969             117,563            137,156
        300,000               64,125            85,500             106,875             128,250            149,625
        400,000               85,500           114,000             142,500             171,000            199,500
        500,000              106,875           142,500             178,125             213,750            249,375

     The sum of annual and long-term compensation shown for the AES Named Executive Officers is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 2003, the credited years of service under the Company's Pension Plan for such individuals are as follows: R.J. Sprowls - 19 years, S.A. Cisel - 28 years, T.S. Romanowski - 31 years, and J.L. Luckey - less than one year. Mr. Lee does not participate in the Pension Plan.

     The benefits are computed on a straight life annuity basis. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than for an optional survivorship provision.

Arrangements with AES Named Executive Officers

     Retention Agreements Entered Into Prior to the Acquisition. Prior to the Acquisition, the Company entered into retention agreements with Messrs. Sprowls, Cisel, Romanowski and Luckey.

     The agreements for Messrs. Sprowls and Cisel provide that in the event of a termination of employment prior to the second anniversary of the date of a change in control (as defined in the agreement), but in no event later than April 1, 2006, CILCORP, the Company or their respective successors are obligated to pay termination benefits. Under the agreements, termination benefits include a base salary continuation payment equal to three times base salary if the termination date is within 12 months following the date of a change in control and two times base salary if the termination date falls after the first anniversary of the change in control but before the second anniversary thereof. In addition to salary payments, the retention agreements for Messrs. Sprowls and Cisel provide, at the discretion of the employee, for the payment by the Company of the cash value of previously granted AES stock options (as determined using a Black-Scholes option pricing model). In order to qualify for the base salary continuation payment, the termination must be involuntary or due to material changes in the terms of employment. The retention agreement for Mr. Luckey is the same as those for Messrs. Sprowls and Cisel, except that Mr. Luckey's retention agreement does not provide for payment by the Company of the cash value of previously granted AES stock options. Mr. Romanowski's retention agreement provides, among other things, that if he is terminated by the Company without good cause (as defined in the agreement), he would receive an amount equal to two times his base salary. In the same manner as the agreements for Messrs. Cisel and Sprowls, Mr. Romanowski could, at his option, obtain from the Company the cash value of previously granted AES stock options.

     Any payment of base salary under the retention agreements will be reduced by payments made under the Company's Involuntary Severance Pay Plan (ISPP). The ISPP was approved by the Board of Directors on July 13, 2001. The ISPP is applicable to all full-time Company employees and provides, among other things, that if a person's employment is involuntarily terminated, he or she is eligible to receive a lump sum severance payment in an amount between a minimum of nine months and a maximum of 18 months of base salary, depending on an employee's years of service. In addition to the payment of salary, the ISPP provides employees medical benefits of between nine and 18 months, depending on the amount of severance paid. The severance and medical benefits offerings extend for 24 months following a change in control.

     The Acquisition constituted a change in control as defined in the retention agreement. Both Messrs. Sprowls and Romanowski left the Company upon the Acquisition. They are obtaining benefits under their retention agreements. Messrs. Cisel and Luckey remain in the employment of the Company. If either of them were to terminate employment with the Company prior to January 31, 2005 under the circumstances described in the retention agreements, they will be entitled to benefits calculated as provided in the retention agreements.

                          Ameren Executive Compensation

     The information below regarding the Ameren Named Executive Officers is included in this Proxy Statement for the convenience of shareholders, although none of such persons served as officers of the Company in 2002.

     No options were granted in fiscal year 2002 to any Ameren Named Executive Officer.

     The following discussion applies to compensation policy applied by Ameren to its subsidiaries during 2002 and is indicative of compensation policy that will apply to the Company during 2003.

Ameren Corporation Human Resources Committee Report on Executive Compensation

     Ameren Corporation and its subsidiaries' (collectively referred to as "Ameren") goal for executive compensation is to approximate the median of the range of compensation paid by similar companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee Directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee's compensation decisions with respect to the five highest paid officers of Ameren Corporation and its principal subsidiaries are subject to approval by such company's Board of

Directors.  Following the annual reviews, the Committee  authorizes  appropriate
changes  as  determined   by  the  three  basic   components  of  the  executive
compensation program, which are:

          o    Base salary,

          o    A performance-based short-term incentive plan, and

          o    Long-term stock-based awards.

     First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar companies. Such considerations are subjective, and specific measures are not used in the review process.

     The  second   component  of  the  executive   compensation   program  is  a
performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 2002, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources
Committee. There were three EPS performance levels established for 2002. Threshold is the minimum EPS performance level that incentives will be funded; Target is the goal or desired level of EPS performance; and Maximum is the highest level of funding based on exceptional EPS performance. If EPS reaches at least the threshold target level, the Committee authorizes incentive payments with respect to the EPS performance level within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the threshold target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-90% of base salary. For 2002, actual payments ranged from 40% to 48% of base salary.

     The third component of the 2002 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual Meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Since 2001, awards have been exclusively in the form of restricted stock. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similar companies.

     In determining the reported 2002 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects a level of achievement exceeding the threshold but short of the next higher target level in 2002 EPS. Authorized compensation for Ameren's executive officers fell within the ranges of those paid by similar companies.

                                        Human Resources Committee:

                                        John Peters MacCarthy, Chairman
                                        Thomas A. Hays
                                        Richard A. Liddy
                                        Gordon R. Lohman


                        AMEREN SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                            Annual Compensation           Compensation Awards
                                         -----------------------        ----------------------------
                                                                        Restricted      Securities
                                                                           Stock         Underlying       All Other
          Name and                                                         Awards         Options          Compen-
    Principal Position<F1>     Year        Salary($)     Bonus($)<F2>      ($)<F3>         (#)<F4>         sation($)<F5>
---------------------------    ----        ---------     ------------    ----------      ----------       --------------
G. L. Rainwater                2002         500,000       200,000         375,020               -         22,237
President and                  2001         446,667       139,430         251,997               -         24,762
Chief Operating                2000         400,000       115,200               -          32,600          9,450
Officer, Ameren,
Union Electric and
Ameren Services;
President and Chief
Executive Officer,
CIPS

C. W. Mueller                  2002         730,000       350,400         620,500               -        137,075
Chairman and Chief             2001         700,000       277,200         594,991               -        146,651
Executive Officer,             2000         660,000       235,200               -         108,100         79,421
Ameren, Union
Electric and Ameren
Services

G. L. Randolph                 2002         309,000        93,936         185,385               -         17,496
Senior Vice                    2001         291,000        74,900         174,594               -         20,062
President, Union               2000         276,000        78,700               -          14,100         11,729
Electric, CIPS
and AEG

P. A. Agathen                  2002         296,000        89,984         177,608               -         44,840
Senior Vice                    2001         285,000        69,600         171,019               -         37,167
President, Union               2000         272,000        71,800               -          32,600         27,408
Electric, CIPS,
Ameren Services
and AEG

W. L. Baxter                   2002         293,333       128,000         168,003               -          3,408
Senior Vice                    2001         248,000        61,600          92,784               -          5,095
President (Chief               2000         220,000        47,000               -          14,100          4,634
Financial Officer),
Ameren, CIPS,
Union Electric,
Ameren Services
and AEG

                                       22




     Footnotes to Ameren Summary Compensation Table (Cont.)

    <F1>  Includes  compensation  received  as an  officer  of  Ameren  and  its subsidiaries. Each of these individuals was elected as an officer of the Company upon the Acquisition.

    <F2>  Amounts for each fiscal year represent bonus  compensation  earned for that year payable in the subsequent year.

    <F3>  Restricted stock awards relate to Ameren common stock.  This column is based on the closing market price of Ameren common stock on the date the restricted stock was awarded (for 2002, $42.50 per share on February 8, 2002 and for 2001, $41.57 per share on February 9, 2001). The aggregate number of restricted shares of Ameren common stock held at December 31, 2002 and the value of such holdings, based on the number of restricted shares for which restrictions have not lapsed times the closing market price at December 31, 2002 ($41.57 per share), was 16,213 shares and $673,974 for Mr. Rainwater; 31,663 shares and $1,316,231 for Mr. Mueller; 9,374 shares and $389,677 for Mr. Randolph; 9,082 shares and $377,539 for Mr. Agathen; and 6,717 shares and $279,226 for Mr. Baxter. Upon the achievement of certain Ameren performance levels, restricted shares vest equally over a seven-year period from the date of grant (one-seventh on each anniversary date). The vesting period is reduced from seven years to three years if Ameren's ongoing earnings per share achieve a prescribed growth rate over the three-year period. Restricted stock that would otherwise vest remain restricted until prescribed minimum stock ownership levels are satisfied by the Ameren Named Executive Officer. Dividends declared on restricted shares are reinvested in additional shares of Ameren common stock, which vest concurrently with the restricted shares. The Ameren Named Executive Officers are entitled to voting privileges associated with the restricted shares to the extent the restricted shares have not been forfeited.

     <F4> Options relate to Ameren common stock.

     <F5> Amount  includes  matching  contributions  to Ameren's 401(k) plan and above-market earnings on deferred compensation. For fiscal year 2002, amount includes (a) matching contributions to Ameren's 401(k) plan and
          (b) above-market earnings on deferred compensation, as follows:

                                              (a)                    (b)
             G. L. Rainwater                  $8,312                 $6,798
             C. W. Mueller                     8,455                105,600
             G. L. Randolph                    8,519                  5,391
             P. A. Agathen                     8,481                 32,472
             W. L. Baxter                          -                  2,311

          For fiscal year 2002, amount also includes the dollar value of insurance premiums paid by Ameren with respect to term life insurance for the benefit of the Ameren Named Executive Officer, as follows:

             G. L. Rainwater                  $7,127
             C. W. Mueller                    23,020
             G. L. Randolph                    3,586
             P. A. Agathen                     3,887
             W. L. Baxter                      1,097



                   AGGREGATED ameren OPTION EXERCISES IN 2002
                             AND YEAR-END VALUES<F1>



                                                                                               Value of
                                                            Unexercised                     In-the-Money
                        Shares                               Options                           Options
                       Acquired        Value             at Year End(#)                    at Year End($)<F2>
                          On         Realized      -----------------------------      -----------------------------
       Name           Exercise(#)       ($)        Exercisable     Unexercisable      Exercisable     Unexercisable
----------------      ----------     ---------     -----------     -------------      -----------     -------------
G. L. Rainwater           -              -           41,450          44,850            200,020         342,384
C. W. Mueller             -              -          168,525         134,675            739,802       1,173,236
G. L. Randolph            -              -           24,150          18,350            102,991         143,860
P. A. Agathen             -              -           58,150          44,850            235,926         342,384
W. L. Baxter              -              -           22,850          18,350             95,887         143,860

        <F1>)  No options were granted in 2002.

        <F2>   These  columns  represent  the  excess  of the  closing  price of
               Ameren's common stock of $41.57 per share, as of December 31, 2002, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2002.

Ameren Retirement Plan

     Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Ameren Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).


      Participant's Age             Regular Credit for            Transition Credit
        on December 31             Pensionable Earnings*        Pensionable Earnings             Total Credits
 --------------------------       -----------------------      ---------------------           ----------------
      Less than 30                          3%                           1%                           4%
      30 to 34                              4%                           1%                           5%
      35 to 39                              4%                           2%                           6%
      40 to 44                              5%                           3%                           8%
      45 to 49                              6%                          4.5%                         10.5%
      50 to 54                              7%                           4%                           11%
      55 and over                           8%                           3%                           11%


          * An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

     These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

     In certain cases pension benefits under the Ameren Retirement Plan are reduced to comply with maximum limitations imposed by the Code. A Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if these Code limitations were not in effect and the reduced benefit payable as a result of these Code limitations. The plan is unfunded and is not a qualified plan under the Code.

     The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each Ameren Named Executive Officer listed if he were to retire at age 65 at his 2002 base salary and annual bonus, and payments were made in the form of a single life annuity.

            Name             Year of 65th Birthday      Estimated Annual Benefit
            ----             ---------------------      ------------------------
      G. L. Rainwater                2011                    $180,000
      C. W. Mueller                  2003                     349,000
      G. L. Randolph                 2013                     158,000
      P. A. Agathen                  2012                      86,000
      W. L. Baxter                   2026                     135,000


Arrangements with Ameren Named Executive Officers

     Ameren  Change of Control  Severance  Plan.  Under the  Ameren  Corporation
Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including the Ameren Named Executive Officers, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a "change of control." A "change of control" occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding common stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the plan, constitute the board of directors of Ameren, or who have been approved by a majority of the board of directors, cease for any reason to constitute a majority of the board of directors; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding common stock and voting securities of Ameren and the membership of its board of directors. The Acquisition did not constitute a "change of control" as defined in the Ameren Corporation Change of Control Severance Plan.

     Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Code.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the following Auditing Committee Report shall not be deemed to be incorporated by reference into any such filings.

                            AUDITING COMMITTEE REPORT

     The Auditing Committee reviews Central Illinois Light Company's (CILCO) financial reporting process on behalf of CILCO's Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2002 Annual Report on Securities and Exchange Commission (SEC) Form 10-K with CILCO's management and the independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Auditing Committee has discussed with the independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Auditing
Committee has discussed with the independent accountants, the accountants' independence from CILCO and its management including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent accountants. The Auditing Committee has considered whether the independent accountants' provision of the services covered under the captions "Independent Accountants" - "Financial Information Systems Design and Implementation Fees", "Tax Fees" and "All Other Fees" in the Proxy Statement is compatible with maintaining the accountants' independence and has concluded that the accountants' independence has not been impaired by their engagement to perform these services.

     In reliance on the reviews and discussions referred to above, the Auditing Committee recommended to the Board of Directors that the audited financial statements be included in CILCO's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the SEC.

                                         Auditing Committee:

                                         Harvey Saligman, Chairman
                                         Richard A. Liddy
                                         Richard A. Lumpkin
                                         Paul L. Miller, Jr.
                                         James W. Wogsland

                             INDEPENDENT ACCOUNTANTS

Fiscal Year 2002

     Deloitte & Touche, LLP served as the independent accountants for the Company in 2002. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting, will not be making any statements and will not be available to respond to any questions.

     Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal year ending December 31, 2002 by the Company's principal auditing firm, Deloitte & Touche, were as follows:

         Audit Fees                                        $  398,540
         Financial Information Systems Design
           and Implementation Fees                         $        0
         Tax Fees                                          $   46,525<F1>
         All Other Fees                                    $   57,201<F2>

    <F1>  Tax Fees  includes  tax  consulting  services  for the Company and its affiliates, and off-the-shelf tax software programs.

    <F2>  All Other Fees includes  costs for an audit of the  Company's  benefit plans, matters related to the Company restructuring initiative and other general matters.

Fiscal Year 2003

     The Auditing Committee of the Company's Board of Directors, the present members of which are identified in the Auditing Committee Report, at its meeting on March 14, 2003, selected PricewaterhouseCoopers LLP to replace Deloitte & Touche as independent accountants for the Company for 2003. The Auditing Committee made this replacement because PricewaterhouseCoopers is serving as independent accountants for Ameren and its other subsidiaries for 2003. Representatives of PricewaterhouseCoopers are not expected to be present at the Annual Meeting, will not be making any statements and will not be available to respond to any questions.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

     The Auditing Committee of the Company's Board of Directors, at its meeting on March 14, 2003, approved the dismissal of Deloitte & Touche as independent accountants for the Company, subject to completion of its services related to the audit of the fiscal year 2002. PricewaterhouseCoopers will replace Deloitte & Touche as the Company's independent accountants.

     Deloitte & Touche's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the term of Deloitte & Touche's relationship with the Company, including the Company's two most recent fiscal years and the subsequent interim period through March 14, 2003, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Deloitte & Touche's satisfaction, would have caused it to make reference to the subject matter in connection with its reports on the Company's consolidated financial statements for such years, and no other events that would be required to be disclosed in this Proxy Statement occurred.

     During the term of Deloitte & Touche's relationship with the Company, including the Company's two most recent fiscal years and the subsequent interim period through March 14, 2003, the Company did not consult PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable event that would be required to be reported in this Proxy Statement.

     On March 20, 2003, the Company filed with the SEC a Current Report on Form 8-K regarding the change in its independent accountants. In connection therewith, the Company provided to Deloitte & Touche a copy of the disclosure relating thereto. Please refer to that Current Report on Form 8-K and any amendments thereto for a copy of Deloitte & Touche's letter, dated March 20, 2003, indicating its agreement with those statements and certain other information. For a copy of the Current Report on Form 8-K and any amendments thereto, please visit Ameren's home page on the internet - http://www.ameren.com.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the proxy material for the Company's 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before December 26, 2003. We expect that the 2004 Annual Meeting of Shareholders will be held on or around April 27, 2004.

     In addition, under the Company's by-laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at a meeting, must provide advance written notice along with other prescribed information. In general, the notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year's annual meeting. A copy of the by-laws can be obtained by written request to the Secretary of the Company.

                                  MISCELLANEOUS

     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by directors, officers and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.

                            ------------------------

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS BEING FURNISHED WITH THIS PROXY STATEMENT.

FOR UP-TO-DATE INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY'S ANNUAL, QUARTERLY AND CURRENT REPORTS ON FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT AMEREN'S HOME PAGE ON THE INTERNET - http://www.ameren.com

CENTRAL ILLINOIS LIGHT COMPANY                                       APPENDIX A
AUDITING COMMITTEE CHARTER

PURPOSE

     The Auditing Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Auditing Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Auditing Committee is empowered to investigate any matter brought to its attention, with full power to retain external auditors, outside counsel or other experts for this purpose.

AUDITING COMMITTEE COMPOSITION AND MEETINGS:

     The Auditing  Committee  shall be  comprised of three or more  directors as determined by the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. The Chair and members of the Auditing Committee will meet the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. Auditing Committee members shall not simultaneously serve on the audit committees of more than two additional audit committees of other public companies, unless the Board determines that service by any member of the Auditing Committee on more than two additional audit committees of other public companies (other than controlled companies of Ameren Corporation) would not impair the ability of such member to effectively serve on Central Illinois Light Company's Auditing Committee. Directors' fees (including fees for attendance at meetings of committees of the Board) are the only compensation that an Auditing Committee member may receive from the Company.

     The Board shall appoint the Chair and the other members of the Audit Committee annually, considering the recommendation of the Nominating & Corporate Governance Committee. If an Auditing Committee Chair is not designated or present, the members of the Auditing Committee may, subject to the provisions of the preceding paragraph, designate a Chair by majority vote of the Auditing Committee membership.

     The Chair shall be responsible for leadership of the Auditing Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Chair is not present at a meeting, the members of the Auditing Committee may designate a Chair. The Auditing Committee shall meet at least four times each year (or more frequently if circumstances require) and hold such other meetings from time to time as may be called by its Chair, the Chief Executive Officer or any two members of the Committee. Meetings may also be held telephonically or actions may be taken by unanimous written consent. A majority of the members of the Auditing Committee shall constitute a quorum of the Committee. The vote of a majority of the members of the full Auditing Committee shall be the act of the Committee. Except as expressly provided in this Charter or the By-laws of the Company or as required by law, regulations or NYSE listing standards, the Auditing Committee shall fix its own rules of procedure.

AUDITING COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES

     1. The Auditing Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Auditing Committee.

     2. The Auditing Committee shall have the sole authority to appoint or replace the independent accountants that audit the financial statements of the Company. The Auditing Committee shall have the ultimate authority and responsibility to evaluate the performance of the independent accountants and, where appropriate, replace the independent accountants. In the process, the Auditing Committee will discuss and consider the accountants' written affirmation that the accountants are in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountants full access to the Auditing Committee (and the Board) to report on any and all appropriate matters.

     3. The Auditing Committee shall ensure that the independent accountants submit on a quarterly basis to the Auditing Committee a statement delineating all relationships between the independent accountants and the Company and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the accountants' objectivity and independence; and, if deemed appropriate by the Auditing Committee, recommend that the Board of Directors take appropriate action to ensure the independence of the accountants.

     4. The Auditing Committee shall review with the independent accountants and with the internal auditors the proposed scope of the annual audit (including planning, staffing, budget, locations and reliance upon management), past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit. The Auditing Committee shall approve all audit engagement fees and terms and other significant compensation to be paid to the independent accountants as well as approve all non-audit engagements with the independent accountants. The Auditing Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Auditing Committee.

     5. The Auditing Committee shall review and discuss with management and the independent accountants the annual audited financial statements to be included in the Company's Form 10-K filing, including matters regarding accounting and auditing principles as well as internal controls that could have a significant effect on the Company's financial statements and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit, prior to the filing of the Company's Form 10-K. The Auditing Committee shall also recommend to the Board that the Company's annual financial statements, together with the report of their independent accountants as to their examination, be included in the Company's Form 10-K.

     6. The Auditing Committee shall review and discuss with management and the independent accountants the Company's quarterly financial statements and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as modified or supplemented, prior to the filing of the Company's Form 10-Q, including the results of the independent accountants' reviews of the quarterly financial statements to the extent applicable.

     7. The Auditing Committee shall review and discuss with management and the independent accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any

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management  letter provided by the independent  accountants and the management's
response  to  that  letter;  (d)  any  problems,   difficulties  or  differences
encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures derivatives and liquidity exposures, on the financial statements of the Company; (f) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies; and (g) suggestions or recommendations of the independent accountants or the internal auditors regarding any of the foregoing items.

     8. The Auditing Committee shall obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. The Auditing Committee shall evaluate the qualifications, performance and independence of the independent accountants, including a review and evaluation of the lead partner of the independent accountant and taking into account the opinions of management and the Company's internal auditors.

     9. The Auditing Committee shall, commencing in 2004, ensure that the lead audit partner of the independent accountants and the concurring audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the independent accountant firm itself.

     10. The Auditing Committee shall recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants who were engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company's audit as an employee of the independent accountants during the preceding one-year period).

     11. The Auditing Committee shall discuss with the independent accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

     12. The Auditing Committee shall obtain and review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     13.  The  Auditing   Committee  shall  meet  on  a  regular  basis  with  a
representative or representatives of the internal auditors of the Company and review the reports of the internal auditors.

     14. The Auditing Committee shall review the independent accountants' assessment of the Company's internal controls and internal auditing function.

     15. The Auditing Committee shall review the appointment, replacement, reassignment or dismissal of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

     16. The Auditing Committee shall maintain and review annually procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     17.  In  conjunction  with  management,  the  internal  auditors,  and  the
independent  accountants,   the  Auditing  Committee  shall  review  significant
financial risks to the Company and the steps taken to manage such risks.

     18. The Auditing Committee shall review policies and procedures related to officers' expense accounts and perquisites, including use of corporate assets.

     19. The Auditing Committee shall review legal and regulatory matters that may have a material effect on financial statements, related Company compliance policies, and reports to regulators.

     20. The Auditing Committee shall meet separately with internal auditors, independent accountants and management at least quarterly.

     21.  The  Auditing   Committee  shall  regularly   report  its  significant
activities and actions to the Board of Directors.

     22. The Auditing Committee shall prepare a report for inclusion in the Company's annual proxy statement as required by rules of the Securities and Exchange Commission and submit it to the Board for approval.

     23. The Auditing Committee shall annually review the performance of the Auditing Committee.

     24. The Auditing Committee shall review and reassess the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for approval.

     25. The Auditing Committee shall review any reports of the independent accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent accountants any information with respect to illegal acts in accordance with Section 10A.

     While the Auditing Committee has the authority, duties and responsibilities set forth in this Charter, the Auditing Committee's function is one of oversight. The Company's management is responsible for preparing the Company's financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the independent accountants will assist the Auditing Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Auditing Committee expects the independent accountants to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Auditing Committee recognizes that the financial management and the internal and outside accountants have more knowledge and information about the Company than do Auditing Committee members. Consequently, in carrying out its oversight responsibilities, the Auditing Committee does not provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the independent accountants' work.

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

                                   PROXY CARD

                                      Back
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PROXY.  PLEASE DATE AND SIGN  EXACTLY AS NAME  APPEARS  BELOW.  EACH JOINT OWNER
        SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

DATE: _________________________________, 2003          1. Election of Directors (Please mark appropriate box with an "X")

                                                             FOR all nominees listed           WITHHOLD AUTHORITY
____________________________________________           [   ] below (except as marked    [    ] to vote for all nominees
SIGNATURE/S                                                  to the contrary below)            listed below

____________________________________________           Paul A. Agathen, Warner L. Baxter, Scott A. Cisel, Richard A. Liddy,
                                                       Richard A. Lumpkin, Paul L. Miller, Jr., Charles W. Mueller, Douglas R.
     [     ] ATTENDANCE CARD                           Oberhelman, Gary L. Rainwater, Harvey Saligman and Thomas R. Voss
             REQUESTED
                                                       Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                                                       _______________________________________________________________________

NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED
ENVELOPE AND MAILED IN THE UNITED STATES.
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

                                      Front

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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby appoints Gary L. Rainwater,  Steven R. Sullivan and Craig W.
Stensland  attorneys and proxies with power of  substitution  to each, with  authority  to vote all shares which the  undersigned  would be entitled to vote if personally present at the 2003 annual meeting of shareholders of Central Illinois  Light Company,  or at any  adjournment  thereof,  upon the election of directors as set forth in the notice of meeting and proxy  statement dated April 23,  2003,  and, in their discretion,  upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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